940726

Information Copy Only
Book 2528 of Photos, Page (s) 233-307

MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

FROM

HIGH PLAINS GAS, LLC
(Mortgagor and Debtor)

TO

JIM'S WATER SERVICE, INC.
(Mortgagee and Secured Party)

For purposes of filing this Mortgage as a financing statement, the mailing address of Mortgagor is P.O. Box 1564, Gillette, Wyoming 82717; the mailing address of Mortgagee is P.O. Box 2290, Gillette, Wyoming 82717-2290.

****

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Jim's Water Service, Inc.
P.O. Box 2290
Gillette, Wyoming 82717-2290

940726 Recorded on 4/06/2010 at 11.52.00 Fee 242.00
Book 2528 of PHOTOS Pages 233 to 307
Susan F. Saunders, Campbell County Clerk by: C. KLINGLER

ARTICLE I

GRANT

1.1 Lien. Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt hereinafter mentioned, has granted, bargained, sold, conveyed, granted a mortgage and transferred and assigned, and by these presents does grant, bargain, sell, convey, grant a mortgage, transfer and assign to Jim's Water Service, Inc. whose address is P.O. Box 2290, Gillette, Wyoming 82717-2290, and its successors and assigns ("Mortgagee"), the following described property:

(a) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in and to the leases, rights-of-way, wells, easements, production payments, or other documents described in **Exhibit A** attached hereto and incorporated herein for all purposes or described or referred to in the documents described in Exhibit A, without regard to any surface acreage and/or depth limitations set forth in Exhibit A, and all renewals and extensions thereof and all new leases, rights-of-way, easements, production payments, or other documents (i) in which an interest is acquired by such Mortgagor after the termination or expiration of any lease, right-of-way, easement, production payment, or other document described or referred to in Exhibit A, and (ii) that covers all or any part of the property described in and covered by such terminated or expired lease, right-of-way, easement, production payment, or other document, to the extent, and only to the extent, such new leases, rights-of-way, easements, production payments or other documents may cover such property (all of the foregoing in this subsection (a) being the "Leases");

(b) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagors in and to the lands subject to the Leases or otherwise described or referred to in Exhibit A, without regard to any surface acreage and/or depth limitations set forth in Exhibit A (the "Lands"), including, without limitation, the oil, gas, mineral, and leasehold estates in an to the Lands;

(c) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in and to any of the oil, gas, and minerals in, on, or under the Lands, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, nonparticipating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals from the Leases and/or Lands;

(d) all of the foregoing interests of such Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances;

(e) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in, to, and under or derived from any present or future operating, farmout, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit A, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in and to all or any portion of the Leases and/or

the Lands, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases and/or the Lands;

(f) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described or referred to in Exhibit A, to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases and/or the Lands; and

(g) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of such Mortgagor in, to, and under or derived from all existing and future permits, licenses, easements, and similar rights and privileges that relate to or are appurtenant to any of the Leases and/or the Lands.

1.2 <u>Security Interest</u>. Mortgagor, for the same consideration, hereby grants to Mortgagee a continuing security interest in all improvements and all personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction (the "<u>UCC</u>"), including the proceeds and products from any and all of such improvements and personal property, whether now owned and existing or hereafter acquired or arising, and situated on any of the Lands, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal property and equipment of every kind and character upon, incident, appurtenant, or belonging to and used in connection with the interest of such Mortgagor, whether now owned and existing or hereafter acquired or arising, in the Lands and/or the Leases, including all oil, gas, and other minerals produced or to be produced to the account of such Mortgagor from the Lands and all accounts receivable, general intangibles, and contract rights of such Mortgagor in connection with the Lands and/or the Leases and all proceeds, products, substitutions, and exchanges thereof (the Lands, the Leases, and the real and personal property interests hereinabove described being the "<u>Mortgaged Property</u>").

1.3 <u>Assignment of Security</u>. Mortgagor, for the same consideration, hereby grants to Mortgagee any and all rights of such Mortgagor to liens securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to those liens provided for in Wyoming Statute § 34.1-9-319, as amended from time to time.

1.4 <u>After-Acquired Property</u>. Mortgagor, for the same consideration, hereby grants, bargains, sells, conveys, transfers, grants a mortgage, and assigns to Mortgagee a continuing security interest in, as the case may be, all additional right, title, or interest which such Mortgagor may hereafter acquire or become entitled to in the interests, properties, Lands, Leases, and premises aforesaid, and in the oil, gas, or other minerals in and under or produced from or attributable to any of the Lands or Leases, which additional right, title, and interest, when acquired, shall constitute "Mortgaged Property," the same as if expressly described and conveyed herein.

1.5 <u>Habendum</u>. TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the liens of this Mortgage, together with all rights, hereditaments, and

appurtenances in anywise belonging thereto to Mortgagee, or its successors or assigns forever.

ARTICLE II

INDEBTEDNESS SECURED

2.1 Specific Obligations. This Mortgage is made to secure and enforce the payment of the following indebtedness, obligations and liabilities:

(a) the indebtedness evidenced by a promissory note ("Promissory Note") dated of even date with this Mortgage, executed by Mortgagor and payable to the order of Mortgagee, in the principal amount of $475,000.00, bearing interest and being payable as provided in the promissory note.

(b) all other obligations and liabilities of Mortgagor to Mortgagee, now existing or hereafter incurred, under, arising out of or in connection with the financing arrangements between Mortgagor and Mortgagee.

2.2 Other and Further Indebtedness. This Mortgage is intended to secure such other and future advances as Mortgagee may extend to Mortgagor pursuant to financing arrangements between Mortgagor and Mortgagee. If intermediate pay downs by Mortgagor reduces the outstanding Indebtedness to zero, it is intended that the liens created under this Mortgage shall remain in full force and effect as long as any commitment exists on the part of Mortgagee to extend additional financing to Mortgagor. This Mortgage is given to secure any and all indebtedness of Mortgagor to Mortgagee now existing or hereafter incurred, under or arising out of or in connection with financing arrangements between Mortgagor and Mortgagee. This Mortgage shall likewise secure not only the above described indebtedness but any and all renewals for any period, extensions, and rearrangements of all or any portion thereof; and the liens under this Mortgage shall be cumulative of all other liens and security of any and every other kind or character whatsoever securing the above described indebtedness.

2.3 Indebtedness. The word "Indebtedness" wherever used in this Mortgage shall refer to all present and future debts, obligations and liabilities described or referred to in this Article II.

ARTICLE III

WARRANTIES

3.1 Warranty of Title. Mortgagor hereby binds itself, its legal representatives, successors, and assigns, to warrant and forever defend all and singular the Mortgaged Property to the Mortgagee and the successors and assigns of the Mortgagee forever against every person whomsoever lawfully claiming or to claim the same or any part thereof. Notwithstanding that this Mortgage covers all of the right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the Mortgaged Property, Mortgagor, for itself, its legal representatives, successors, and assigns, further covenants, represents, and warrants that Mortgagor has good and indefeasible title to the Mortgaged Property, and insofar as such Mortgaged Property constitutes real property or interests in real property, and that the interests of such Mortgagor in and to the Leases and/or Lands described in Exhibit A afford such Mortgagor interests in the applicable wells identified or referred to in Exhibit A not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest, or other interest

payable out of or measured by production set forth or referred to in Exhibit A, if any, in connection with each such well. In the event any Mortgagor owns any other or greater interest, such additional interest is nonetheless included in, covered by, and subject to the liens and security interests created by this Mortgage.

3.2 **Additional Warranties**. In consideration of the Indebtedness, each Mortgagor, for itself, itself, its legal representatives, successors, and assigns, covenants, represents, and warrants that as of the date hereof:

(a) **Leases in Effect**. All of the Leases specifically described or referred to in Exhibit A are in full force and effect. All material covenants, express or implied, in respect of the Leases specifically described or referred to in Exhibit A, or of any assignment of any of such Leases, which may affect the validity of any of such Leases, have been performed.

(b) **Interests Free of Liens**. The interests of Mortgagor in the Mortgaged Property are free and clear of all liens, and all gross production taxes and other taxes as to which nonpayment could result in a lien against any of the Mortgaged Property have been or will be timely paid.

ARTICLE IV

COVENANTS OF MORTGAGOR

In consideration of the Indebtedness, Mortgagor, for itself, its legal representatives, successors, and assigns, covenants and agrees as follows:

4.1 **Maintenance of Leases**. Mortgagor will, in accordance with such Mortgagor's normal course of business and as a reasonably prudent operator, keep and continue all Leases, estates, and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied. Except as required by the express terms of the Lease in question, Mortgagor shall not release any portion of a Lease included within or constituting the production unit for a producing well without the prior written consent of Mortgagee.

4.2 **Maintenance of Property**. Mortgagor will, in accordance with such Mortgagor's normal course of business and as a reasonably prudent operator, keep and maintain all improvements, personal property, and equipment now or hereafter situated on the Lands and constituting a portion of the Mortgaged Property and used or obtained in connection therewith in good repair and condition, ordinary wear and tear excepted, and will not tear down or remove the same or permit the same to be torn down or removed without the prior consent of Mortgagee, except in the usual course of operations in connection with the plugging or abandonment of a well or as required by the applicable operating agreement and otherwise in compliance with the provisions of this Mortgage.

4.3 **Pooling or Unitization**. Mortgagor will not, without the prior written consent of Mortgagee, pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of the net revenue interest of Mortgagor in production from the pooled or unitized lands attributable to the Mortgaged Property constituting a portion of such pooled or unitized lands. Promptly after the formation of any pool or unit in accordance herewith, such Mortgagor will furnish to Mortgagee a conformed copy of the recorded pooling agreement, declaration of pooling, or other instrument creating the pool or unit. The interest of such Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to the liens hereof in the same

manner and with the same effect as though the pool or unit and the interest of such Mortgagor therein were specifically described in Exhibit A. In the event any proceeding of any governmental authority which seeks the pooling or unitizing of all or any part of the Mortgaged Property is commenced, Mortgagor shall promptly give written notice thereof to Mortgagee. Any voluntary pooling or unitization of all or any part of the Mortgaged Property in violation of this Section shall be of no force or effect against the Mortgagee.

4.4 **Operation of Mortgaged Property**. Mortgagor will operate or, to the extent that the right of operation is vested in others, will exercise reasonable and customary efforts to require the operator to operate the Mortgaged Property and all wells now or hereafter located thereon continuously and in a prudent and workmanlike manner in accordance with industry standards and in accordance with all applicable requirements of law. Mortgagor will, in accordance with Mortgagor's normal course of business and as a reasonably prudent operator, comply with all terms and conditions of the Leases and each assignment or contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower such Mortgagor to bind the Mortgagee to any contract or obligation or render the Mortgagee in any way responsible or liable for bills or obligations incurred by Mortgagor.

4.5 **Compliance with Operating Agreements**. Such Mortgagor agrees to promptly pay all bills for labor and materials incurred in the operation of the Mortgaged Property and will promptly pay its share of all valid costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or lien thereunder; and will negotiate in good faith in the normal course of such Mortgagor's business each new operating agreement and each amendment (if any) to existing operating agreements. Mortgagor shall, promptly upon the request of Mortgagee, provide Mortgagee with a copy of each new operating agreement and each amendment covering one or more of the Mortgaged Properties. Mortgagor will not consent or agree to participate in any proposed operation under any presently existing operating agreement affecting the Mortgaged Property unless such Mortgagor reasonably and prudently concludes that it has sufficient funds available to timely pay its share of the estimated costs of the proposed operation. To the extent Mortgagor determines not to participate in a proposed operation solely due to an inability to timely pay its share of costs, then such Mortgagor shall, prior to electing not to participate in the proposed operation, use its best efforts, to the extent practicable and to the extent allowed to do so under the relevant operating agreement or other applicable contract, to farmout to others acceptable to Mortgagee, on the best terms obtainable by such Mortgagor and acceptable to both such Mortgagor and Mortgagee, the interest or relevant portion of the interest of such Mortgagor in the proposed operation.

4.6 **Access to Mortgaged Property**. Mortgagor will permit Mortgagee, and its agents, representatives, attorneys and employees, at the expense of Mortgagor, at all times to go upon, examine, inspect, and remain on, the Mortgaged Property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish Mortgagee, upon request, all pertinent information regarding the development and operation of the Mortgaged Property.

4.7 **Waivers**. Mortgagor hereby expressly waives, to the full extent permitted by applicable law, any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption, and any prerequisite in the event of foreclosure of the liens created herein. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the liens of this Mortgage any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the

Indebtedness, without releasing any other part of the Mortgaged Property, proceeds, or income, and without affecting the liens hereof as to the part or parts of the Mortgaged Property, proceeds, or income not so released or the right to receive future proceeds and income.

4.8 **Compliance with Laws**. Mortgagor will comply with all requirements of law applicable to the Mortgaged Property and the operations conducted thereon, including, without limitation, environmental laws; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease and other contractual provisions) of such Mortgagor, while such persons are acting within the scope of their relationship with such Mortgagor, to comply with all such requirements of law as may be necessary or appropriate to enable Mortgagor to so comply.

4.9 **Hazardous Substances Indemnification**. Mortgagor hereby indemnifies and holds Mortgagee and its shareholders, officers, directors, employees, agents, attorneys-in-fact, and affiliates and the trustee harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from:

(a) the presence of any hazardous substances on, under, or from any Mortgaged Property, whether prior to or during the term hereof;

(b) any activity carried on or undertaken on or off any Mortgaged Property, whether prior to or during the term hereof, and whether by Mortgagor or any predecessor in title, employee, agent, contractor, or subcontractor of Mortgagor or any other person at any time occupying or present on any Mortgaged Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any hazardous substances at any time located or present on or under such Property;

(c) any residual contamination of any hazardous substance on or under any Mortgaged Property;

(d) any contamination of any Mortgaged Property or natural resources arising in connection with the generation, use, handling, storage, transportation, or disposal of any hazardous substance by Mortgagor or any employee, agent, contractor, or subcontractor of such Mortgagor while such persons are acting within the scope of their relationship with such Mortgagor, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law; or

(e) the performance and enforcement of this Mortgage or any other act or omission in connection with or related to this Mortgage or the transactions contemplated hereby, including, without limitation, any of the foregoing in this section arising from negligence, whether sole or concurrent, on the part of Mortgagee, or any of its shareholders, officers, directors, employees, agents, attorneys-in-fact, or affiliates; provided, however, the foregoing clauses (a) through (e) shall not apply to any claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement attributable to (I) the intentional act or willful misconduct of any person to be indemnified, or (II) any action or inaction of any person to be indemnified subsequent to the exercise of ownership

rights or the taking of any foreclosure action with respect to any of the Mortgaged Property and with respect to such Mortgaged Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the exercise of ownership rights or the taking of any foreclosure action with respect to such Mortgaged Property, to the extent such person is a "person in control" under any environmental law. The foregoing indemnity shall survive satisfaction of the indebtedness and the release of the liens created hereby.

4.10 Site Assessments. Mortgagee (by its officers, employees, and agents) at any time and from time to time after the occurrence of an Event of Default, may contract, at the expense of Mortgagor, for the services of persons (the "Site Reviewers") to perform environmental site assessments and other tests ("Site Assessments") on all or any portion of such Mortgaged Property for the purpose of determining whether any environmental condition exists on any mortgaged Property which could reasonably be expected to result in any liability, cost, or expense to such Mortgagor; provided, however, in the event Mortgagor has already contracted with a Site Reviewer to prepare a Site Assessment (or has consented to participate with other owners in obtaining a Site Assessment), then Mortgagee's rights hereunder shall be suspended pending completion of Mortgagor's investigations and the issuance of such Site Assessment. Subject to the terms of existing agreements affecting the operation of and access to the Mortgaged Property in question, the Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Mortgagor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon all or any portion of the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information in its possession regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers during regular business hours appropriate personnel of Mortgagor having knowledge of such matters. On request, Mortgagee shall make the results of such Site Assessments available to Mortgagor provided that the Mortgagor has fully and timely performed all of its obligations pursuant to this Section. The cost of performing all Site Assessments authorized by this Section 4.10 shall be paid by such Mortgagor upon demand of Mortgagee and any such obligations shall be Indebtedness secured by this Mortgage.

4.11 Performance of Contracts. Mortgagor will perform and observe in all material respects all of its obligations under each contract relating to the sale of oil, gas, or other hydrocarbons produced from or attributable to the Mortgaged Property and will not, except in good faith and as the result of arm's length negotiations and with prior written notice to Mortgagee, change, modify, amend, or waive any of the terms or provisions of any such contract or take any other action which would release any other party from its obligations or liabilities under any such contract.

4.12 Notification of Legal Proceedings. Mortgagor will notify Mortgagee promptly and in writing of the commencement of any legal proceedings affecting the Mortgaged Property or any part thereof, which would reasonably be expected to have a material adverse effect on the Mortgaged Property or the value thereof and will take such action as may be necessary to preserve the rights of Mortgagor and the Mortgagee affected thereby; and should Mortgagor fail or refuse to take any such action, Mortgagee may at its election take such action on behalf and in the name and at the cost and expense of Mortgagor.

4.13 Covenants Running with the Land. All covenants and agreements herein contained shall constitute covenants running with the Land.

ARTICLE V

DEFEASANCE, FORECLOSURE, AND OTHER REMEDIES

5.01 Defeasance. Upon the payment in full of the Indebtedness, the conveyance of the Mortgaged Property shall become of no further force and effect, and the lien and security interest hereof shall be released at the cost and expense of Mortgagors; otherwise, it shall remain in full force and effect.

5.02 Events of Default. Any of the following events shall constitute an Event of Default as that term is used herein:

(a) **Payment of Indebtedness.** Default shall be made by Mortgagor in the due and punctual payment of the Indebtedness, or any part thereof, principal or interest, as the same becomes due and payable, whether by acceleration of maturity or otherwise.

(b) **Breach of Warranties or Covenants.** Mortgagor shall breach any of the warranties or covenants or otherwise default in any other obligations of Mortgagor contained in this Mortgage.

5.03 Exercise of Power of Sale. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee shall have the right to proceed pursuant to law to foreclose and sell the Mortgaged Property either by advertisement and sale as provided in the laws of the State of Wyoming or by court action, and out of the proceeds of such sale, Mortgagee shall pay all sums due hereunder, together with all costs of sale and foreclosure, including reasonable attorneys' fees. The manner of such foreclosure, whether by advertisement and sale or by court action, shall be as provided for by Wyoming law.

5.04 Possession, Rents and Profits. Upon the occurrence of an Event of Default and during the period of redemption, Mortgagee shall be entitled to immediate possession of the Mortgaged Property and all rents and profits therefrom.

5.05 Rights as Secured Party. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall be entitled to all of the rights, powers, and remedies afforded a secured party by the Uniform Commercial Code with respect to the personal property and fixtures in which Mortgagee has been granted a security interest hereby, or Mortgagee may proceed in accordance with the provisions hereof as to both the real and personal property covered hereby.

5.06 Application of Proceeds of Sale. The Mortgagee is authorized to receive the proceeds of each sale of Mortgaged Property and apply the same as follows:

FIRST: to the payment of all necessary costs and expenses incident to the foreclosure of this Mortgage;

SECOND: to any and all Indebtedness then hereby secured, application to be made in such order and in such manner as Mortgagee may, in its discretion, elect;

THIRD: the balance, if any, to Mortgagor or its successors or assigns, or any other person entitled thereto.

5.07 Suit to Collect and Foreclose. Upon the occurrence and during the continuance of an Event of Default, Mortgagee, at its election, may proceed by suit or

suits, at law or in equity, to enforce the payment of the Indebtedness in accordance with the terms hereof and of the notes, guaranties, or other documents evidencing it, and to foreclose the lien and/or security interest of this Mortgage as against all or any portion of the Mortgaged Property and to have such property sold under the judgment or decree of a court of competent jurisdiction.

5.08 **Mortgagee as Purchaser**. It is expressly understood that Mortgagee may be a purchaser of the Mortgaged Property, or of any part thereof, at any sale thereof, whether such sale be under the power of sale or upon any other foreclosure of the lien and/or security interest hereof, or otherwise; and Mortgagee so purchasing shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the lien and/or security interest of this Mortgage.

5.09 **Entry and Operation**. Upon the occurrence and during continuance of any one or more Events of Default, then in each and every such case and in addition to the other rights and remedies hereunder, the Mortgagee, whether or not the Indebtedness shall have become due and payable, may, but shall not be obligated to, enter into and upon and take possession of all or any part of the Mortgaged Property and may exclude Mortgagor, its agents, and servants wholly therefrom and have, hold, use, operate, manage, and control all or any part of the Mortgaged Property and produce the oil, gas, and other minerals therefrom and market the same, all at the sole risk and expense of Mortgagor and at the expense of the Mortgaged Property, applying the net proceeds so derived, first to the cost of maintenance and operation of such Mortgaged Property; second, to the payment of all Indebtedness secured hereby, principal and interest, application to be made first to interest and then to principal; and the balance thereof, if any, shall be paid to Mortgagor. Upon such payment of all such costs and Indebtedness, the Mortgaged Property shall be returned to Mortgagor in its then condition and Mortgagee shall not be liable to Mortgagor for any damage or injury to the Mortgaged Property except such as may be caused through the fraud, gross negligence, or willful misconduct of the Mortgagee.

5.10 **Power of Attorney to Mortgagee**. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every right and remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect; provided, however, Mortgagee shall exercise its rights pursuant to such power of attorney only upon the occurrence and during the continuance of an Event of Default.

5.11 **Remedies Cumulative and Non-Exclusive**. The rights of entry, sale, or suit, as hereinabove or hereinafter conferred, are cumulative of all other rights and remedies herein or by law or in equity provided, and shall not be deemed to deprive Mortgagee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants and terms of this Mortgage and of any note, guaranty, or other document reflecting the Indebtedness; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

ARTICLE VI

ASSIGNMENT OF PRODUCTION

6.01 **Assignment**. Mortgagor does hereby transfer, assign, deliver, and convey unto Mortgagee, its successors, and assigns, all of the oil, gas, and other minerals produced, saved, or sold from the Mortgaged Property and attributable to the interest of such Mortgagor therein subsequent to 7:00 a.m. on the first day of the month in which

this Mortgage is executed, together with the proceeds of any sale thereof, provided, however, that such conveyance shall not be effective unless there occurs an Event of Default on the part of Mortgagor and Mortgagee notifies parties producing, purchasing, and receiving production of its right to production or the proceeds of production, in writing. Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such proceeds derived from the sale thereof and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same, and the purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee, and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues so paid to Mortgagee.

6.02 **Change of Purchaser**. Should any purchaser taking the production from the Mortgaged Property fail to make prompt payment to Mortgagee in accordance with the provisions of Section 6.01, Mortgagee shall have the right, at the expense of Mortgagor, to demand a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and promptly upon such demand, Mortgagor shall take all necessary and appropriate action to effect such change of connection.

6.03 **Application of Proceeds**. Mortgagor authorizes and empowers Mortgagee to receive, hold, and collect all sums of money paid to Mortgagee in accordance with the provisions of Section 6.01, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums. All payments provided for in Section 6.01 shall be paid promptly to Mortgagee, and any provisions contained in any note, guaranty, or other document evidencing the Indebtedness or any part thereof to the contrary notwithstanding, Mortgagee may apply the same or so much thereof as it elects to the payment of the Indebtedness, application to be made in such manner as Mortgagee may elect, regardless of whether the application so made shall exceed the payments of principal and interest then due as provided in the notes, guaranties, or other documents evidencing the Indebtedness. After such application has been so made by Mortgagee, the balance of any such payment or payments remaining shall be paid to Mortgagor.

6.04 **No Postponement of Installments on Indebtedness**. It is understood and agreed that should such payments provided for by Section 6.01 be less than the sum or sums then due on the Indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the notes, guaranties, or other documents evidencing the Indebtedness, and neither the assignment made pursuant to Section 6.01 nor any other provisions hereof shall in any manner be construed to affect the terms and provisions of such notes, guaranties, or other documents evidencing the Indebtedness. Likewise, neither the assignment made pursuant to Section 6.01 nor any other provisions hereof shall in any manner be construed to affect the liens, rights, title, and remedies herein granted securing the Indebtedness or the liability of Mortgagor therefor. The rights under this Article VI are cumulative of all other rights, remedies, and powers granted under this Mortgage and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Indebtedness.

6.05 **Turnover to Mortgagee**. Should Mortgagor receive any of the proceeds of any sale of oil, gas, or other minerals produced, saved or sold from the Mortgaged Property, which under the terms hereof should have been remitted to Mortgagee, Mortgagors will immediately remit same in full to Mortgagee.

6.06 Release of Proceeds Upon Payment of Indebtedness. Upon payment in full of all Indebtedness, the remainder of such proceeds held by Mortgagee, if any, shall be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made by Mortgagee to Mortgagor at Mortgagor's request and expense.

6.07 Duty of Mortgagee. Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee shall be accountable only for funds actually received.

6.08 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor for the purpose of taking any and all actions deemed by Mortgagee necessary for the realization by Mortgagee of the benefits of the assignment of production provided herein, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

ARTICLE VII

MISCELLANEOUS

7.01 Further Assurances. Upon request of Mortgagee, Mortgagor will promptly correct any defects, errors, or omissions in the execution or acknowledgment of this Mortgage or any other loan document, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of Mortgagee, be necessary to fulfill the terms of this Mortgage.

7.02 Interest. Any provision in any document that may be executed in connection herewith to the contrary notwithstanding, Mortgagee shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited so that Mortgagee shall be paid, as interest a sum greater than that authorized by law. If any possible construction of this Mortgage seems to indicate any possibility of a different power given to Mortgagee or any authority to ask for, demand, or receive any larger rate of interest, this clause shall override and control, and proper adjustments shall be made accordingly.

7.03 Agreement as Entirety. This Mortgage, for convenience only, has been divided into articles, sections, and subsections; and it is understood that the rights, powers, privileges, duties, and other legal relations of Mortgagors and Mortgagee shall be determined from this instrument as an entirety and without regard to the aforesaid division into articles, sections, and subsections, and without regard to headings affixed to such articles, sections, or subsections.

7.04 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative.

7.05 Rights and Remedies Cumulative. All rights, powers, immunities, remedies and liens of Mortgagee existing and to exist hereunder or under any other instruments or at law or in equity and all other or additional security shall be cumulative and not exclusive, each of the other. Mortgagee shall, in addition to the rights and remedies herein expressly provided, be entitled to such other remedies as may now or hereafter exist at law or in equity for securing and collecting the Indebtedness, for enforcing the covenants herein, and for foreclosing the liens hereof. Resort by Mortgagee to any right or remedy provided for hereunder or at law or in equity shall not prevent concurrent or subsequent resort to the same or any other right or remedy. No security heretofore, herewith, or subsequently taken by Mortgagee shall in any manner

impair or affect the security given by this instrument or any security by endorsement or otherwise presently or previously given; and all security shall be taken, considered, and held as cumulative.

7.06 **Parties in Interest**. This Mortgage shall be binding upon the parties and their respective heirs, administrators, legal representatives, successors and assigns, and shall inure to the benefit of the Mortgagee and its legal representatives, successors and assigns. The terms used to designate any of the parties herein shall be deemed to include the heirs, administrators, legal representatives, successors and assigns of such parties; and the term "Mortgagee" shall also include any lawful owner, holder or pledgee of any Indebtedness.

7.07 **Supplements**. Without in any manner limiting the effect of Section 1.04 or any other provisions of this Mortgage as to the binding effect of this on after-acquired rights of Mortgagor, it is contemplated by the parties hereto that from time to time additional interests and properties may be added to the interests and properties subject to the liens, rights, titles, and interests created by this Mortgage by means of supplemental indentures identifying this Mortgage and describing such interests and properties to be so added and included. Upon the execution of any such supplemental indenture, the liens, rights, titles, and interests created herein shall immediately attach to and be effective with respect to any such interests and properties so described, the same as if such interests and properties had been specifically described herein, and such interests and properties being included in the term "Mortgaged Property," as used herein.

7.08 **Invalidity**. In the event that any one or more of the provisions contained in this Mortgage shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Mortgage or any provision of any other document relating to any Indebtedness.

7.09 **Construction**. All titles or headings to articles, sections, subsections, or other divisions of this Mortgage or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling as to the agreement among the parties hereto. Article, section, subsection, and exhibit references herein are to such articles, sections, subsections, and exhibits of this Mortgage unless otherwise specified. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof" and "hereunder" when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular article, section, subsection, or provision of this Mortgage.

7.10 **Fixtures, Minerals and Accounts**. Without in any manner limiting the generality of any of the foregoing hereof, some portions of the personal property described hereinabove are or are to become fixtures on the land described herein or to which reference is made herein. In addition, the security interest created hereby under applicable provisions of the Uniform Commercial Code attaches to minerals, including oil and gas, and accounts resulting from the sale thereof, at the wellhead or minehead located on the land described or to which reference is made herein.

7.11 **Financing Statement Filings**. This Mortgage may be filed as provided in Article 9 of the Uniform Commercial Code as adopted and in effect from time to time in any relevant jurisdiction (the "UCC"), to assure that the security interests granted by this Mortgage are perfected. In this connection, this instrument will be presented to a filing officer under the UCC to be filed in the real estate records as a Financing Statement covering minerals and fixtures.

7.12 Addresses. For purposes of filing this Mortgage as a financing statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

7.13 Counterparts. For the convenience of the parties, this instrument may be executed in multiple counterparts, each of which for all purposes shall be deemed, and may be enforced from time to time as a chattel mortgage, real estate mortgage, security agreement, assignment, or contract, or as one or more thereof. For recording purposes, various counterparts may be executed, and there may be attached to each such counterpart an Exhibit A containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded. A complete, original counterpart of this instrument with a complete Exhibit A may be obtained from Mortgagee. Each of the counterparts hereof, so executed, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.14 No Waiver by Mortgagee. No course of dealing on the part of Mortgagee, its officers, or employees, nor any failure or delay by Mortgagee with respect to exercising any of its rights or remedies hereunder shall operate as a waiver thereof nor shall the exercise or partial exercise of any such right or remedy shall preclude the exercise of any other right or remedy.

7.15 Governing Law. This Mortgage shall be governed in all respects by the laws of the State of Wyoming.

IN WITNESS WHEREOF, this Mortgage, Security Agreement, Financing Statement and Assignment of Production is effective this 6th day of April, 2010.

MORTGAGOR
HIGH PLAINS GAS, LLC

By: Mark Hettinger, Managing Member

MORTGAGEE
JIM'S WATER SERVICE, INC.

By: Jimmie D. Rodgers, President

STATE OF WYOMING)
) ss
COUNTY OF CAMPBELL)

The foregoing **Mortgage, Security Agreement, Financing Statement, and Assignment of Production** was acknowledged before me this 6th day of April, 2010, by Jimmie D. Rodgers, President of Jim's Water Service, Inc.

WITNESS my hand and official seal.

JACOB L. BROOKS - NOTARY PUBLIC
County of Sheridan State of Wyoming
My Commission Expires September 30, 2013

Notary Public

My Commission expires: 9/30/2013

STATE OF WYOMING)
) ss
COUNTY OF CAMPBELL)

The foregoing **Mortgage, Security Agreement, Financing Statement, and Assignment of Production** was acknowledged before me this 6th day of April, 2010, by Mark Hettinger, managing member of High Plains Gas, LLC.

WITNESS my hand and official seal.

JACOB L. BROOKS - NOTARY PUBLIC
County of Sheridan State of Wyoming
My Commission Expires September 30, 2013

Notary Public

My Commission expires: 9/30/2013